CONTACT:	Bruce Zurlnick	Leigh Parrish/Caren Barbara
	Senior Vice President and	Media Contact: Samantha Cohen
	Chief Financial Officer	Financial Dynamics
	Finlay Enterprises, Inc.	(212) 850-5600
(212) 808-2800

FOR IMMEDIATE RELEASE

FINLAY ENTERPRISES ANNOUNCES EXPECTED IMPACT OF MACY’S INC. CONSOLIDATION

New York, NY, February 7, 2008 -- Finlay Enterprises, Inc. (NASDAQ: FNLY), a leading retailer of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States, today announced that 94 of its total 316 Macy’s, Inc. locations will not be renewed upon expiration of the license agreements on January 31, 2009. This development results from the corporate restructuring initiatives of Macy’s, Inc. announced on February 6, 2008.

Macy’s, Inc. announced three divisional changes including the consolidation of Macy’s North into Macy’s East, Macy’s Northwest into Macy’s West, and Macy’s Midwest into Macy’s South. The consolidation of Macy’s North as well as that of Macy’s Northwest, will result in the non-renewal of license agreements with Finlay and the loss of 57 doors and 37 doors, respectively. Macy’s has notified Finlay of its intent to renew the license agreements for the newly-merged division of Macy’s Midwest and Macy’s South which consists of 222 doors.

In fiscal 2007, the Macy’s North and Macy’s Northwest locations generated approximately $120 million in combined revenue for Finlay. The total revenue generated from all of the Macy’s locations in fiscal 2007 was approximately $338 million. Finlay is currently evaluating the impact of the expected closings on its financial results for fiscal 2008 and beyond.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc. commented, “While we are disappointed with the prospect of losing a portion of our Macy’s business in January 2009, we will retain 222 Macy’s locations and all of our Bloomingdales locations. We have been able to diversify our business over the last three years by entering into the luxury free-standing specialty jewelry sector. The luxury market continues to be one of the most attractive segments of the jewelry industry despite ongoing challenges in the macro economy. We will continue to focus on expanding in this area, while concentrating on maximizing the return of our existing lease business.”

In addition to this announcement, the Company today announced fourth quarter and full year 2007 sales results in a separate release.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States. The number of locations at the end of fiscal 2007 totaled 794, including 69 Bailey Banks & Biddle, 32 Carlyle and five Congress specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

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